Exhibit 99.1

CONSTELLATION BRANDS, INC.

1989 EMPLOYEE STOCK PURCHASE PLAN

(Amended and Restated July 24, 2013)

1.        Purpose of the Plan. The Plan is adopted to provide Employees who wish to become stockholders of the Company and/or to increase their share ownership with a convenient method of doing so through accumulated payroll deductions. The Company’s management and Board of Directors believe that Employee participation in the ownership of the business is to the mutual benefit of the Employees and the Company. This Plan includes two components: a Code Section 423 Component (the “423 Component”) and a non-Code Section 423 Component (the “Non-423 Component”). It is the intention of the Company to have the 423 Component qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the 423 Component, accordingly, shall be construed so as to extend and limit participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code. In addition, this Plan authorizes the grant of options under the Non-423 Component that does not qualify as an “employee stock purchase plan” under Section 423 of the Code; such options shall be granted pursuant to rules, procedures or subplans adopted by the Committee designed to achieve tax, securities laws or other objectives for Employees and the Company. Except as otherwise provided herein, the Non-423 Component will be operated and administered in the same manner as the 423 Component.

2.        Certain Definitions.

2.1      “Account” means the funds accumulated as a bookkeeping matter with respect to an eligible Employee as a result of deductions from such Employee’s Compensation for the purpose of purchasing stock under the Plan.

2.2      “Affiliate” means (i) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company; and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee, whether now or hereafter existing.

2.3      “Board” means the Board of Directors of the Company.

2.4      “Change in Control” means a change in control as defined under Section 20.

2.5      “Code” means the Internal Revenue Code of 1986, as amended.

2.6      “Committee” means the Human Resources Committee of the Board as it may be constituted from time to time or such other committee designated by the Board.

2.7      “Common Stock” means the Company’s Class A Common Stock, $.01 par value per share.

2.8      “Company” means Constellation Brands, Inc.

2.9      “Compensation” means total cash compensation, excluding overtime, bonuses or special pay (or as otherwise defined by the Committee) as of the Enrollment Date.

2.10      “Designated Affiliate” means any Affiliate which has been designated by the Committee from time to time in its sole discretion as an Affiliate whose Employees are eligible to participate in the Non-423 Component of the Plan.

2.11      “Designated Subsidiary” means any Subsidiary which has been designated by the Committee from time to time in its sole discretion as a Subsidiary whose Employees are eligible to participate in the 423 Component of the Plan.

2.12      “ESPP Agent” means the Company, the duly-authorized transfer agent of the Company, or a financial services firm, stock plan administrator, brokerage firm or other outside entity which is not a brokerage firm selected by the Company to act as administrative agent of the Plan.

2.13      “Effective Date” means shall mean the date the amended and restated Plan becomes effective in accordance with Section 23.

2.14      “Employee” means (i) any individual who is treated as an active employee in the records of the Company or any Designated Subsidiary or (ii) any individual who is treated as an active employee in the records of the Company or any Designated Affiliate, in each case regardless of any subsequent reclassification by the Company or by any Designated Subsidiary or Designated Affiliate, any governmental agency, or any court; provided, however, in all cases, only as of the first day of the month following the start of service as an active employee of the Company, Designated Subsidiary, or Designated Affiliate. The Committee, in its discretion, from time to time may, prior to an Enrollment Date for a particular Offering and for all options to be granted on such Enrollment Date under such Offering, determine that the definition of Employee will or will not include (i) Employees who have been employed less than 2 years; (ii) Employees who customarily work not more than twenty (20) hours per week or not more than five (5) months in any calendar year (or, in each case, such lesser period of time as may be determined by the Committee in its discretion, subject to the requirements of Code Section 423, if applicable); and (iii) “highly compensated employees” (within the mean of Code Section 414(q)), provided that any such exclusion is applied with respect to each Offering in a uniform manner to all similarly-situated employees who otherwise would be Employees for that Offering. For purposes of the 423 Component, the employment relationship shall be treated as continuing intact while the individual is on military or sick leave or other bona fide leave of absence approved by the Company or the Designated Subsidiary so long as the leave does not exceed three (3) months or if longer than three (3) months, the individual’s right to reemployment is provided by statute or has been agreed to by contract or in a written policy of the Company which provides for a right of reemployment following the leave of absence. The employment relationship shall be treated as continuing intact where an Employee transfers employment between the Company, Designated Subsidiaries and/or Designated Affiliates; provided, however, that an individual who is not employed by the Company or a Designated Subsidiary on the Enrollment Date and through a date that is no more than three (3) months prior to the Exercise Date will participate only in the Non-423 Component unless the individual continues to have a right to reemployment with the Company or a Designated Subsidiary provided by statute or contract or in a written policy of the Company which provides for a right of reemployment following the leave of absence. The Committee shall establish rules to govern other transfers into the 423 Component, and between any separate Offerings established thereunder, consistent with the applicable requirements of Section 423 of the Code.

2.15      “Enrollment Date” means the first day of each Offering Period.

2.16      “Exercise Date” means the last day of each Offering Period or date determined by the Committee within an Offering Period in the case of an option that becomes partially exercisable over a number of dates during an Offering Period.

2.17    “Fair Market Value” means, as of any date, the closing price of the Common Stock on the New York Stock Exchange or other national securities exchange on which the Common Stock is listed or admitted to trading as reported on in the Wall Street Journal, Eastern Edition or such other national reference service as the Committee may select. If such exchange is closed and/or no shares of Common Stock are traded on such exchange on the referenced date, the Fair Market Value shall be the closing price of the Common Stock the closing date for the first preceding date on which such exchange is open and shares are traded.

2.18    “Offering Period” or “Offering” means the period or periods beginning with the date an option is granted under the Plan and ending with the date (not more than 27 months after such grant) determined by the Committee. During the term of the Plan there may be a series of Offering Periods (which periods may be consecutive or concurrent) and an Offering Period may have a number of Exercise Dates within an Offering Period in the case of options that become partially exercisable over a number of dates, provided that the final Offering Period will end prior to the termination of the Plan.

2.19    “Plan” means the Constellation Brands, Inc. 1989 Employee Stock Purchase Plan, as amended and restated, and as may be further amended from time to time, including both the 423 Component and the Non-423 Component.

2.20    “Purchase Price” means a per-share amount to be paid by an Employee to purchase a share of Common Stock on the Exercise Date. Such Purchase Price shall be established by the Committee in advance of the Offering Period(s) to which it is to apply and provided that the Purchase Price for each Offering shall be: (i) an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; or (ii) an amount that is greater than (i) as determined by the Committee. Such Purchase Price may be established by the Committee by any manner or method the Committee determines, pursuant to Section 3, and subject to (i) with respect to the 423 Component, compliance with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule) or (ii) with respect to the Non-423 Component, pursuant to such manner or method as determined by the Committee to comply with applicable local law.

2.21      “Retirement” shall mean the termination of employment of an Employee who is at least 60 years of age and has at least 10 years of service with the Company, a Designated Subsidiary (at a time when it was a Subsidiary), a Designated Affiliate (at a time when it was an Affiliate) or combination of the foregoing (including, if the Committee so determines, service with entities acquired by the Company). For an individual who becomes employed by such an entity in connection with a business acquisition (regardless of the form of the transaction), service shall include the individual’s service with the acquired business unless the Committee determines otherwise.

2.22    “Subsidiary” shall mean any corporation, domestic or foreign, whether or not such corporation now exists or is hereafter organized or acquired by the Company or by a Subsidiary, in an unbroken chain of corporations beginning with the Company if, at the time the option is granted, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3.        Administration.

3.1      The Plan will be administered by the Committee. The Committee will have the full discretionary authority and final power to determine all issues relating to the Plan, including, without limitation, the authority to:

(a)        construe, interpret, reconcile any inconsistency in, correct any default in and supply any omission in, and apply the terms of the Plan and any Employee’s enrollment agreement or other instrument or agreement relating to the Plan;

(b)        determine eligibility and adjudicate all disputed claims filed under the Plan, including whether Employees shall participate in the 423 Component or the Non-423 Component and which entities shall be Designated Subsidiaries or Designated Affiliates;

(c)        determine the terms and conditions of any option to purchase Common Stock under the Plan;

(d)        establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan;

(e)        amend an outstanding option or grant a replacement option for an option previously granted under the Plan if, in the Committee’s discretion, it determines that (A) the tax consequences of such option to the Company or the Employee differ from those consequences that were expected to occur on the date the option was granted, or (B) clarifications or interpretations of, or changes to, tax law or regulations permit options to be granted that have more favorable tax consequences other than initially anticipated;

(f)        delegate its authority under the Plan to one or more persons;

(g)        make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan;

Notwithstanding any provision to the contrary in this Plan, the Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the United States. Without limiting the generality of the foregoing, the Committee specifically is authorized to adopt rules, procedures and subplans, which, for purposes of the Non-423 Component, may be outside the scope of Section 423 of the Code, regarding, without limitation, eligibility to participate, the definition of Compensation, handling of payroll deductions, making of contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold payroll deductions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary-designation requirements, withholding procedures and handling of Common Stock issuances, which may vary according to local requirements. The Committee may assign any of its administrative tasks set forth in this paragraph to one or more persons, including the designation of a Designated Affiliate or Designated Subsidiary under the Plan, unless constrained by applicable law. However, the Committee may not delegate its authority to determine whether adjustments are required pursuant to Section 18. Any decision or action taken by the Committee shall be conclusive and binding on all parties.

3.2.      Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any right to purchase Common Stock granted under the Plan made by the Committee or its delegate in fulfilling its duties under the Plan, shall be final, conclusive, and binding upon all persons, including the Company, Designated Subsidiary, Designated Affiliate, Employees, or any beneficiary of such person, as applicable.

3.3      Expenses associated with administering the Plan (including but not limited to expenses incurred in purchasing and selling shares and expenses of the ESPP Agent) shall be borne by Employees or the Company as the Committee deems appropriate.

3.4      To the extent allowable pursuant to applicable law, each member of the Board, the Committee or any employee of the Company, a Designated Subsidiary, or a Designated Affiliate (each such person, a “Covered Person”) shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such Covered Person in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided, however, that he or she has acted in accordance with his or her duties and responsibilities to the Company under applicable law, and provided that he or she gives the Company an opportunity, at its own expense, to handle and defend any claim, action, suit, or proceeding to which he or she is a party before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Covered Persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

4.        Shares Subject to the Plan.

4.1      The number of shares which may be issued pursuant to the terms of the Plan is 9,000,000 shares of Common Stock (subject to adjustment as provided in Section 18). If any option granted under the Plan terminates for any reason without having been exercised, the Common Stock not purchased under such option will again become available for issuance under the Plan. The limitation set forth in this section may be used to satisfy purchases of Common Stock under either the 423 Component or the Non-423 Component.

4.2      The Common Stock subject to the Plan may be authorized and unissued shares of Common Stock, previously issued shares of Common Stock acquired by the Company and held as treasury shares or shares purchased on the open market. If the total number of shares of Common Stock for which options are to be granted on any date exceeds the number of shares of Common Stock then available under the Plan (after deduction of all shares of Common Stock for which options have been exercised or are then outstanding), the Committee will make a pro rata allocation of the shares of Common Stock remaining available in as nearly a uniform manner as is practicable and equitable. In such event, the payroll deductions to be made will be reduced accordingly.

5.        Eligibility.

5.1      Any Employee who is employed by the Company, a Designated Subsidiary or Designated Affiliate on a given Enrollment Date will be eligible to participate in the Plan for that Offering Period.

5.2      Notwithstanding any provisions of the Plan to the contrary, no Employee will be granted an option under the 423 Component of the Plan (a) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company, or (b) to the extent such option, together with any other options granted under any employee stock purchase plan of the Company or its Subsidiaries, results in such Employee having the right to purchase in a calendar year stock having a Fair Market Value (determined based on the Fair Market Value of the shares of Common Stock at the time such option is granted) that exceeds the number of shares of Common Stock the Employee is permitted to purchase under Section 423(b)(8) of the Code.

6.        Grant of Options. The Committee will determine when to grant options to purchase Common Stock of the Company under the Plan to eligible Employees to commence an Offering Period and any special terms or conditions that may apply to the Offering Period or options, provided that all Employees granted options under the 423 Component of the Plan for an Offering Period shall have the same rights and privileges to the extent required by Code Section 423(b)(5). Unless otherwise determined by the Committee, the options will be granted on each Enrollment Date on the terms and conditions and to the participating Employees as set forth in this Plan.

7.        Participation.

7.1      An eligible Employee may become a participant in an Offering Period under the Plan by completing an enrollment agreement authorizing payroll deductions in form and substance satisfactory to the Committee and filing the enrollment agreement with the Company or, if so designated by the Committee, with the ESPP Agent. Unless otherwise permitted by the Committee, such forms shall be filed with the Company or the ESPP Agent by the applicable Enrollment Date.

7.2      Payroll deductions for an Employee will commence on the first payday on or after the Enrollment Date and will continue through the Offering Period unless the Employee withdraws as provided in Section 12 or unless the Plan is terminated as provided in Section 17. Payroll deductions generally may not be retroactive. However, if during the thirty (30) day period immediately preceding the Enrollment Date of an Offering, the Company engages in a transaction which has the effect of increasing the number of Employees eligible to participate in that Offering, and the Company deems it necessary to allow Employees to submit payroll deduction authorization forms after the Enrollment Date of that Offering, retroactive payroll deductions may be made to reflect any elections to participate in the Offering which occur after the Enrollment Date, subject to applicable law and the requirements of the Plan.

8.        Payroll Deductions.

8.1      An Employee will elect in the enrollment agreement to have payroll deductions made on each payday during the Offering Period (beginning on or after the Enrollment Date) in an amount that does not exceed 10% (or such lesser percentage as the Committee may determine) of the Compensation which the Employee receives on each such payday. The deductions of an Employee shall not be less than Two Dollars ($2.00) per week or Four Dollars ($4.00) every two weeks, depending on the Employee’s pay cycle, or such other minimum amounts as shall be established by the Committee.

8.2      All payroll deductions made for an Employee shall be credited to his or her Account. All payroll deductions or contributions received or held by the Company under the Plan shall be accounted for separately as a bookkeeping matter but may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions or contributions except as may be required by applicable local law, as determined by the Committee, and if so required by the laws of a particular jurisdiction, shall apply to all Employees in the relevant Offering except to the extent otherwise permitted by U.S. Treasury Regulation Section 1.423-2(f). Until shares of Common Stock are issued, Employees shall only have the rights of an unsecured creditor, although Employees in specified Offerings may have additional rights where required under local law, as determined by the Committee. No interest will be paid or accrued on any funds in the Accounts of participating Employees unless required under local law.

8.3      An Employee may discontinue such Employee’s participation in the Plan as provided in Section 12. An Employee’s enrollment agreement shall be effective for successive Offering Periods unless the Employee withdraws as provided in Section 12. To increase or decrease the amount of payroll deductions (within the limitations of the Plan), with respect to a succeeding Offering Period, an Employee must complete and file with the Company prior to the Enrollment Date for such Offering Period, a new enrollment agreement authorizing a change in payroll deduction amount. Such change in the amount of payroll deduction shall be effective at the beginning of the next Offering Period following the Company’s receipt of the new enrollment agreement.

8.4      To the extent necessary to comply with Section 423(b)(8) of the Code and Section 5.2 of the Plan, an Employee’s payroll deductions will be decreased and/or refunded by the Company at such time during any Offering Period which is scheduled to end during the current calendar year (the “Current Offering Period”) if the aggregate of all such Employee’s payroll deductions which were previously used to purchase Common Stock under the Plan (and any other employee stock purchase plans of the Company) in a prior Offering Period which ended during the current calendar year plus all payroll deductions accumulated with respect to the Current Offering Period exceeds the applicable limits of Code Section 423(b)(8). Payroll deductions shall recommence at the rate provided in such Employee’s enrollment agreement at the beginning of the first Offering Period which is scheduled to end in a subsequent calendar year, unless the Employee withdraws as provided in Section 12 or the Plan is terminated as provided in Section 17.

8.5      On the Exercise Date, or at the time some or all of the Common Stock issued under the Plan is disposed of by the Employee, the Employee must make adequate provision for the Company’s or its Subsidiary’s or Affiliate’s federal, state, or any other tax liability payable to any authority, national insurance, social security, payment-on-account or other tax obligations, if any, which arise as a result of participation in the Plan, including, for the avoidance of doubt, any liability of the Employee to pay an employer tax or social insurance contribution obligation, which liability has been shifted to the Employee as a matter of law or contract. At any time, the Company or its Subsidiary or Affiliate, as applicable, may, but shall not be obligated to, withhold from the Employee’s compensation the amount necessary for the Company or its Subsidiary or Affiliate, as applicable, to meet applicable withholding obligations, including any withholding required to make available to the Company or its Subsidiary or Affiliate, as applicable, any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee. In addition, the Company or its Subsidiary or Affiliate, as applicable, (i) may withhold from the proceeds of the sale of Common Stock, (ii) may withhold a sufficient whole number of Common Stock otherwise issuable following purchase having an aggregate fair market value sufficient to pay applicable withholding obligations, or (iii) may withhold by any other means set forth in the applicable Employee enrollment agreement. Where necessary to avoid negative accounting treatment, the Company or its Subsidiary or Affiliate shall withhold taxes at the applicable statutory minimum withholding rates.

9.        Exercise of the Option on the Exercise Date. Each Employee who continues to be an Employee in an Offering on the Exercise Date will be deemed to have exercised his or her option on such date and to have purchased from the Company the number of full shares of Common Stock reserved for the purpose of the Plan as his or her accumulated payroll deductions or contributions on such date will pay for at the Purchase Price; provided, that the number of shares of Common Stock that an Employee can purchase in any single Offering Period cannot exceed 25,000 shares (subject to adjustment as provided in Section 18, and provided further that such purchase shall be subject to the limitations set forth in Sections 4 and 5.2) or such other maximum number established by the Committee. Any balance in the Employee’s Account (i.e., amounts not sufficient to purchase a full share of Common Stock) shall remain in the Account and be applied to the next Offering Period or Exercise Date (in the case of Offering Periods with multiple Exercise Dates) unless such balance is withdrawn pursuant to Section 12 or the Company decides to refund such balance pursuant to Section 13.

10.      Employee’s Rights as a Stockholder. Until the Common Stock is issued (as evidenced by the appropriate entry on the books of the ESPP Agent), an Employee shall only have the rights of an unsecured creditor with respect to such Common Stock, and no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to such Common Stock.

11.      Evidence of Stock Ownership.

11.1    By enrolling in the Plan, each Employee shall be deemed to have authorized the establishment of an account on his or her behalf at the ESPP Agent. Promptly following each Exercise Date, the number of shares of Common Stock purchased by each Employee shall be deposited or credited to an account established in the Employee’s name at the ESPP Agent in a form determined by the Committee. Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, the Company shall not deliver to any Employee certificates evidencing shares of Common Stock issued in connection with any purchase under the Plan, and instead such shares of Common Stock shall be recorded in the books of the ESPP Agent.

11.2    To the extent permitted by the ESPP Agent and the Committee, the Employee may direct, by written notice to the ESPP Agent at the time of the Employee’s enrollment in the Plan, that the account with the ESPP Agent be established in the names of the Employee and other person designated by the Employee, as joint tenants with right of survivorship, tenants in common, or community property, to the extent and in the manner permitted by applicable law.

11.3    An Employee may undertake a disposition (as that term is defined in Section 424(c) of the Code) of the shares of Common Stock in the account established with the ESPP Agent at any time, whether by sale, exchange, gift, or other transfer of legal title, but in the absence of such a disposition of the Common Stock, the Committee may require that the shares remain in the Employee’s account at the ESPP Agent until the holding period set forth in Section 423(a) of the Code has been satisfied. With respect to shares for which the Section 423(a) holding period has been satisfied, the Employee may move those shares to another brokerage account of the Employee’s choosing or request that they otherwise be delivered to him or her; provided, however, that the Committee may deny such request in its sole discretion.

12.      Withdrawal.

12.1    An Employee may withdraw from an Offering in whole but not in part, at any time prior to the next Exercise Date by delivering a withdrawal notice to the Company in a form and manner prescribed by the Committee from time to time, or, if so directed by the Company, to the ESPP Agent, except that no withdrawals shall be permitted for the ten (10) day period immediately preceding each Exercise Date, or as may be specified by the Committe in its discretion. All of the Employee’s payroll deductions or contributions credited to his or her Account shall, at the discretion of the Committee, (i) be retained in Employee’s Account and used to purchase Common Stock at the next Exercise Date, or (ii) be paid to such Employee as soon as reasonably practicable after receipt of notice of withdrawal and such Employee’s option for the Offering Period shall be terminated automatically, and no further payroll deductions or contributions for the purchase of Common Stock shall be made for such Offering Period. A withdrawal from an Offering will effect a withdrawal from any subsequent Offering unless the Employee re-enters the Plan as provided in Section 12.2.

12.2    To re-enter the Plan, an Employee who has previously withdrawn must file a new enrollment agreement in accordance with Section 7.1. The Employee’s re-entry into the Plan will not become effective until the next Offering following the filing of the new enrollment agreement.

13.      Carryover of Enrollment. At the termination of each Offering, the Employee will automatically be re-enrolled in the next Offering, and the balance in the Employee’s Account will be used for option exercises in the new Offering (unless the Employee has withdrawn from the Offering) unless the Company decides to refund such amount. Upon termination of the Plan, the balance of each Employee’s Account will be refunded to such Employee.

14.      No Employment Rights. Neither the Plan nor any option granted hereunder will confer upon the Employee any right with respect to continuance of employment by the Company or any Subsidiary or Affiliate nor shall the Plan or any option granted hereunder interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of the Employee at any time, with or without cause consistent with applicable law.

15.      Rights Not Transferable. An Employee may not sell, assign, transfer, pledge, or otherwise dispose of or encumber either the payroll deductions credited to such Employee’s Account or any option (including any rights thereunder) under the Plan other than by will or the laws of descent and distribution, and such rights and interests shall not be subject to the debts, contracts or liabilities of the Employee. During an Employee’s lifetime, only the Employee may exercise an option under the Plan.

16.      Termination of Employment. Except as provided under Section 2.14 above or as otherwise determined by the Committee in accordance with applicable law (including but not limited to Code Section 423), upon termination of employment for any reason from the Company or Designated Subsidiary or Designated Affiliate, excluding Retirement, any outstanding option shall be canceled and the balance in the Account of a participating Employee will be paid to the Employee or his or her estate. In the event that the Retirement of an Employee participating in an Offering occurs prior to the Exercise Date applicable to that Offering, no further payroll deductions will be taken from any Compensation due and owing to such Employee at such time. If such Retirement occurs within three months of the Exercise Date, such Employee may request in writing at any time prior to the Exercise Date that the Employee’s Account be applied as of the Exercise Date for the purchase of Common Stock in the manner set forth in Section 9 as if such Retirement had not occurred; provided, however, that the Committee may deny such request in sole discretion. If no such election is made, the Employee’s Account will be refunded in cash, without interest. If an Employee’s Retirement occurs before three months prior to the Exercise Date, all outstanding options shall be canceled, future participation in the Offering shall cease and the Employee’s Account shall be refunded to the Employee.

17.      Amendment or Discontinuance of the Plan. To the extent permitted by law, the Board or Committee may at any time and from time to time make such changes in the Plan and additions to it as it deems advisable (including terminating the Plan); provided, however, that except as provided in Sections 18 and 4.2 hereof, and except with respect to changes or additions in order to make the 423 Component comply with Section 423 of the Code, the Board or Committee may not make any changes or additions which would adversely affect subscription rights previously granted under the Plan and may not, without the approval of the stockholders of the Company, make any changes or additions which would (a) increase the aggregate number of shares of Common Stock subject to the Plan or which may be subscribed to by an employee, (b) decrease the minimum purchase price for a share of Common Stock, or (c) change any of the provisions of the Plan relating to eligibility for participation in Offerings.

18.      Changes in Capitalization. Notwithstanding any other provision of the Plan, in the event of any change in the Common Stock by reason of a dividend payable in Common Stock, stock split, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or rights offering to purchase capital stock at a price substantially below Fair Market Value, or of any similar change affecting the Common Stock, appropriate adjustments shall be made to the aggregate number and class of shares subject to the Plan, the number and class of shares subject to outstanding subscription rights, the maximum number of shares a participant may purchase during an Offering Period and the purchase price per share (in the case of shares subject to outstanding subscription rights).

19.      Notices. All notices or other communications by an Employee to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, including the ESPP Agent, designated by the Company for the receipt thereof.

20.      Change in Control.

20.1    Notwithstanding other provisions of the Plan, in the event of a “Change in Control” of the Company (as defined in Section 20.2 below), all of the options of a participating Employee shall become immediately exercisable at an exercise price that is the lesser of 85% of the Fair Market Value of the Common Stock on the Enrollment Date or the date of the Change in Control, unless directed otherwise by a resolution of the Board or the Committee adopted prior to and specifically relating to the occurrence of such Change in Control.

20.2    For purposes of this Section 20, “Change in Control” means:

(a)       there shall be consummated:

   (i)        any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which any shares of Common Stock are to be converted into cash, securities or other property, provided that the consolidation or merger is not with a corporation which was a direct or indirect wholly-owned subsidiary of the Company or a parent of the Company immediately before the consolidation or merger; or

   (ii)      any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; or

(b)      the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

(c)      any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) other than any of the Permitted Holders shall become the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of 35% or more of the voting control of the Company’s then outstanding common stock, provided that such person shall not be a wholly-owned subsidiary of the Company immediately before it becomes such 35% beneficial owner of voting control; or

(d)      individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Company’s Board of Directors (for this purpose “Incumbent Board” means at any time those persons who are then members of the Board of Directors of the Company and who either (i) are members of the Company’s Board of Directors on the date hereof, or (ii) have been elected, or have been nominated for election by the Company’s stockholders, by the affirmative vote of at least two-thirds of the directors comprising the Incumbent Board at the time of such election or nomination (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director without objection to such nomination)).

20.3    For purposes of this Section 20, “Permitted Holders” means, unless the Committee determines otherwise, (a) Marilyn Sands, her descendants (whether by blood or adoption), her descendants’ spouses, her siblings, the descendants of her siblings (whether by blood or adoption),

Hudson Ansley, Lindsay Caleo, William Caleo, Courtney Winslow, or Andrew Stern, or the estate of any of the foregoing individuals, or The Sands Family Foundation, Inc., (b) trusts which are for the benefit of any combination of the individuals and foundation described in clause (a), or any trust for the benefit of any such trust, or (c) partnerships, limited liability companies or any other entities which are controlled by any combination of the individuals described in clause (a) or the estate of any such individuals, The Sands Family Foundation, Inc., a trust referred to in the foregoing clause (b), or an entity that satisfies the conditions of this clause (c).

21.        Conditions Upon Issuance of Stock.

21.1      Common Stock shall not be issued with respect to a option unless the purchase of Common Stock pursuant to such option and the issuance and delivery of such Common Stock comply with all applicable law. This may include, without limitation U.S. and non-U.S. and state and local rules and regulations promulgated under U.S. securities laws, and the requirements of any stock exchange upon which the Common Stock may then be listed. Common Stock issuance is subject to the approval of counsel for the Company with respect to such compliance. In the event that any payroll deductions or contributions cannot be used to purchase shares due to noncompliance with applicable rules and regulations, such payroll deductions or contributions shall be promptly refunded to the relevant Employee or beneficiary, as applicable.

21.2      As a condition to the purchase of Common Stock pursuant to a purchase right, the Company may require the person on whose behalf Common Stock is purchased to represent and warrant at the time of any such purchase that the Common Stock is being purchased only for investment and without any present intention to sell or distribute such Common Stock if, in the opinion of counsel for the Company, such a representation is required by any of the applicable provisions of law described in Section 21.1 above.

22.        Common Stock Issuance. All Common Stock delivered under the Plan pursuant to the exercise of a option to purchase Common Stock shall be subject to such stop-transfer orders and other restrictions as the Company may deem advisable under the Plan or the rules, regulations, and other requirements of the U.S. Securities and Exchange Commission, the New York Stock Exchange or any other stock exchange or quotation system upon which such Common Stock or other securities are then listed or reported and any applicable Federal or state laws, and the Company may take whatever steps are necessary to effect such restrictions.

23.        Stockholder Approval. The Plan, as amended and restated, will become effective upon approval by the Company stockholders. If the Company stockholders do not approve the amended and restated Plan, any amounts deducted from participating Employees will be administered based upon the terms of the Plan immediately prior to the amendment and restatement presented to the Company stockholders for approval.

24.        Code Section 409A; Tax Qualification.

24.1      Options granted under the 423 Component are exempt from the application of Section 409A of the Code. Purchase rights granted under the Non-423 Component to U.S. taxpayers are intended to be exempt from the application of Section 409A under the short-term deferral exception and any ambiguities shall be construed and interpreted in accordance with such intent. Subject to Section 24.2, purchase rights granted to U.S. taxpayers under the Non-423 Component are subject to such terms and conditions that will permit such purchase rights to satisfy the requirements of the short-term deferral exception available under Section 409A of the Code, including the requirement that the Common Stock subject to an option be delivered within the short-term deferral period. Subject to Section 24.2, in the case of a participating Employee who would otherwise be subject to Section 409A of the Code, to the extent the Company determines that an option or the exercise, payment, settlement or deferral is subject to Section 409A of the Code, the option shall be granted, exercised, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including U.S. Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Anything in the foregoing to the contrary notwithstanding, the Company shall have no liability to a participating Employee or any other party if the option that is intended to be exempt from, or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Company with respect thereto.

24.2      Although the Company may endeavor to (i) qualify an option for favorable tax treatment under the laws of the U.S. or jurisdictions outside of the U.S. or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Section 24.1. The Company is not constrained in its corporate activities by any potential negative tax impact on Participants under the Plan.

25.        Severability. If any particular provision of this Plan is found to be invalid or otherwise unenforceable, such determination shall not affect the other provisions of the Plan, but the Plan shall be construed in all respects as if such invalid provision were omitted.

26.        Termination of the Plan. This Plan shall terminate at the earliest of the following: (a) the date the Committee or the Board acts to terminate the Plan in accordance with Section 17 above; or (b) the date when all shares of Common Stock reserved under the Plan have been purchased.

27.        Limitations on Sale of Common Stock Purchased Under the Plan. The Plan is intended to provide Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any Employee in the conduct of his or her own affairs. An Employee, therefore, may sell stock purchased under the Plan at any time he or she chooses, subject to compliance with any applicable federal or state securities laws and satisfaction of applicable withholding taxes and subject to any limitations set forth in the Plan. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE VALUE OF THE STOCK.`

28.        New York Law. The provisions of the Plan shall be governed by the laws of the State of New York without giving effect to the conflict of law principles thereof.

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IN WITNESS WHEREOF, the Company has caused this amended and restated Plan document to be executed by its duly authorized officer as of this 24th day of July, 2013.

CONSTELLATION BRANDS, INC.

By:	/s/ Lisa M. Schnorr
Lisa M. Schnorr

Title:	Vice President, Compensation and HRIS

Date of Stockholder Approval: July 24, 2013